          As filed with the Securities and Exchange Commission on August 1, 2000
                                                        Registration No. 333-___
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                            Alteon Websystems, Inc.
            (Exact name of registrant as specified in its charter)

                                --------------
       Delaware                                                  77-0429769
(State of Incorporation)      50 Great Oaks Boulevard         (I.R.S. Employer
                            San Jose, California 95119       Identification No.)
                                (408) 360-5500
         (Address, including zip code, of principal executive offices)

                                --------------


                          2000 Equity Incentive Plan
                          1999 Equity Incentive Plan
                       1999 Employee Stock Purchase Plan
                    2000 Nonstatutory Equity Incentive Plan
                          (Full titles of the plans)

                       ---------------------------------
                                Dominic P. Orr
                         Chairman of the Board, Chief
                        Executive Officer and President
                            Alteon Websystems, Inc.
                            50 Great Oaks Boulevard
                          San Jose, California 95119
                                (408) 360-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                  Copies to:
                             Eric C. Jensen, Esq.
                              Cooley Godward LLP
                              5 Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                (650) 843-5000
                                --------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum         Proposed Maximum
 Title of Securities to be     Amount to Be      Offering Price Per       Aggregate Offering          Amount of
      Registered                Registered            Share(1)                 Price(1)            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock (par value
$0.001)                         7,522,682           $51.91-$127.88           $808,485,053.81          $213,440.05
====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The offering price per share and aggregate offering price are based upon the (a) weighted average exercise price for shares subject to outstanding options under the assumed plan and (b) the average of the high and low prices of the Company's common stock on July 28, 2000 as registered on the Nasdaq National Market.

The following chart illustrates the calculation of the registration fee:


     -------------------------------------------------------------------------------------------------------------------------
                   Securities                   Number of Shares       Offering Price Per Share    Aggregate Offering Price
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to                    400,155                   $  51.91                    $   20,772,046.05
     outstanding options under the 2000
     Equity Incentive Plan
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to the 2000
     Equity Incentive Plan                           32,445                   $ 127.88                    $    4,149,066.60
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to the 1999
     Equity Incentive Plan                        2,575,069                   $ 127.88                    $  329,299,823.72
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to the 1999
     Employee Stock Purchase Plan                   515,013                   $ 127.88                    $   65,859,862.44
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to
     outstanding options under the 2000
     Nonstatutory Equity Incentive Plan           2,144,500                   $  70.47                    $  151,122,915.00
     -------------------------------------------------------------------------------------------------------------------------
     Shares issuable pursuant to the 2000
     Nonstatutory Equity Incentive Plan           1,855,500                   $ 127.88                    $  237,281,340.00
     -------------------------------------------------------------------------------------------------------------------------
     Proposed Maximum Offering Price                                                                      $  808,485,053.81
     -------------------------------------------------------------------------------------------------------------------------
     Registration Fee                                                                                     $      213,440.05
     =========================================================================================================================

                                    PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Alteon WebSystems, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on January 26, 2000 (No. 333-93123).

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000.

(c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on September 3, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners and associates of Cooley Godward LLP own an aggregate of 3,454 shares of the Company's Common Stock of which 203 shares are owned through investment partnerships.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Delaware law, the Company's amended and restated certificate of incorporation ("Restated Certificate") provides that its directors will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director, except for liability:

         . for any breach of their duty of loyalty to the Company or its stockholders;

         . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         .    under Section 174 of the Delaware General Corporation Law; or

         . for any transaction from which the director derived an improper personal benefit.

         The Company's Restated Certificate further provides that the Company must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law.

         In addition, the Company's amended and restated bylaws provide that:

         . the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

         . the Company may indemnify other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, the Company's Restated Certificate or agreements;

         . the Company is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

         .    the rights conferred in the bylaws are not exclusive.

         The Company has entered into indemnification agreements with each of its directors and some of its officers. These agreements, among other things, require the Company to indemnify each director and officer for expenses such as attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as the Company's director or officer, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company's request.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.  EXHIBITS

Exhibit
Number

4.1*                Amended and Restated Certificate of Incorporation.

4.2*                Bylaws of the Company.

4.3*                Specimen Stock Certificate.

5.1                 Opinion of Cooley Godward LLP.

23.1                Consent of Deloitte & Touche LLP, Independent Auditors.

23.2                Consent of Cooley Godward LLP. Reference is made to Exhibit
                    5.1.

24.1                Power of Attorney is contained on the signature pages.

99.1                2000 Equity Incentive Plan and related documents.

99.2*               1999 Equity Incentive Plan and related documents.

99.3*               1999 Employee Stock Purchase Plan and related documents.

99.4 2000 Nonstatutory Equity Incentive Plan and related documents.

_________________________________
* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-82605).

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 31st day of July, 2000.


                                   ALTEON WEBSYSTEMS, INC.



                                   By   /s/ Dominic P. Orr
                                     -----------------------------------------
                                        Dominic P. Orr
                                        Chief Executive Officer and President



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dominic P. Orr and James G. Burke and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                         Title                                   Date
/s/ Dominic P. Orr                                Chairman of the Board, Chief            July 31, 2000
------------------------------------              Executive Officer and President
         Dominic P. Orr                           (Principal Executive Officer)


/s/ James G. Burke                                Chief Financial Officer and             July 31, 2000
------------------------------------              Secretary (Principal Financial and
         James G. Burke                           Accounting Officer)


/s/ Joe T. Booker                                 Vice President of Operations and        July 31, 2000
------------------------------------              Director
         Joe T. Booker

/s/ Tench Coxe                                    Director                                July 31, 2000
------------------------------------
         Tench Coxe

                                                  Director                                July __, 2000
------------------------------------
         Andrew W. Verhalen

                                                  Director                                July __, 2000
------------------------------------
         Adam Grosser

                                 EXHIBIT INDEX


Exhibit
Number                         Description

4.1*         Amended and Restated Certificate of Incorporation.
4.2*         Bylaws of the Company.
4.3*         Specimen Stock Certificate.
5.1          Opinion of Cooley Godward LLP.
23.1         Consent of Deloitte & Touche LLP, Independent Auditors.
23.2         Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1         Power of Attorney is contained on the signature pages.
99.1         2000 Equity Incentive Plan.
99.2*        1999 Equity Incentive Plan.
99.3*        1999 Employee Stock Purchase Plan
99.4         2000 Nonstatutory Equity Incentive Plan.

-----------------------
* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-82605).